UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) May 20, 2008

K-SWISS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18490	95-4265988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31248 Oak Crest Drive, Westlake Village, CA		91361
(Address of principal executive offices)		(Zip code)

818-706-5100

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

The Company is announcing the following results from its 2008 Annual Meeting of Stockholders held on May 20, 2008. At the meeting, the following directors were elected to serve until the 2009 Annual Meeting of Stockholders or until their successors have been duly elected and qualified:

Class A Directors	Class B Directors
David Lewin	Steven Nichols
Mark Louie	George Powlick
Lawrence Feldman
Stephen Fine

Of the 26,599,282 shares of Class A Common Stock represented at the meeting, the Class A Directors named above were elected with the following votes:

	Number of Votes Received
Name	For	Withheld
David Lewin	24,855,341	430,826
Mark Louie	24,855,341	430,826

Of the 8,059,524 shares of Class B Common Stock represented at the meeting, the Class B Directors named above were elected with the following votes:

	Number of Votes Received
Name	For	Withheld
Steven Nichols	80,575,240	—
George Powlick	80,575,240	—
Lawrence Feldman	80,575,240	—
Stephen Fine	80,575,240	—

Also at the meeting, the Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent auditor for fiscal year 2008.

Of the 26,599,282 shares of Class A Common Stock and 8,059,524 shares of Class B Common Stock represented at the meeting the ratification of the appointment of Grant Thornton LLP as the Company’s independent auditor for fiscal year 2008 received the following votes (with each share of Class A Common Stock entitled to one vote and each share of B Common Stock entitled to 10 votes):

Number of Votes Received
For	105,647,389
Against	203,141
Abstain	10,877

Also at the meeting, the Company’s stockholders approved of the re-pricing of certain stock options issued under the Company’s 1999 Stock Incentive Plan.

Of the 26,599,282 shares of Class A Common Stock and 8,059,524 shares of Class B Common Stock represented at the meeting the approval of the re-pricing of certain stock options issued under the Company’s 1999 Stock Incentive Plan received the following votes (with each share of Class A Common Stock entitled to one vote and each share of B Common Stock entitled to 10 votes):

Number of Votes Received
For	84,441,563
Against	19,346,478
Abstain	11,906

No other matters came before the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

K-Swiss Inc.

Date: May 20, 2008	By:	/s/ GEORGE POWLICK
George Powlick
Vice President Finance, Chief Operating Officer, Chief Financial Officer and Director

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